UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

BIOSHAFT WATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

Spectrum Technology Centre, 184 Technology Drive, Suite 201, Irvine CA 92618

(Address of principal executive offices and Zip Code)

(949) 748-8050

Registrant's telephone number, including area code

5927 Balfour Court, Suite 201 Carlsbad, CA 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008, we appointed Bashar Amin as the Vice President of Operations of our company.

Mr. Amin has more than 15 years of local and international experience in the Water and Wastewater Treatment Industry. Mr. Amin has received his Water Resources Control Board Engineer Classification for the State of California and has satisfied the academic qualifications for the Professional Engineers of Ontario, Canada.

Mr. Amin has completed more than 100 projects throughout his career. Prior to joining our company, Mr. Amin was the Operations Manager for Aquamatch Inc. and was responsible for the installation and operation of private and municipal water and wastewater treatment systems.

Mr. Amin completed his Masters of Science in Environmental Engineering at the California State University in Fresno.

Family Relationships

There are no family relationships with Bashar Amin and any of our directors and officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Amin, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Amin, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

By: /s/ Rafeh Hulays

Name: Rafeh Hulays

Title:	Chief Financial Officer, Secretary and Treasurer

Dated: June 2, 2008

CW1914400.1